                                                                   EXHIBIT 5.1




                                 June 4, 2002


Key Energy Services, Inc.
6 Desta Drive
Midland, Texas 79705


Gentlemen:

      We have acted as counsel for Key Energy Services, Inc., a Maryland corporation (the "Company"), in connection with (i) the authorization and issuance of up to 17,425,818 shares of the Company's common stock, par value $.10 per share (the "Shares"), to be issued pursuant to the terms and subject to the conditions set forth in the Plan and Agreement of Merger dated as of May 13, 2002, among the Company, Key Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), and Q Services, Inc., a Texas corporation ("Q Services"), as amended by the First Amendment to the Plan and Agreement of Merger dated as of May 30, 2002 among the Company, Merger Sub and Q Services (as amended, the "Merger Agreement"), and
(ii) the preparation of a post-effective amendment to the registration statement on Form S-4, file number 333-83924 (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to which the Shares will be distributed under the Securities Act of 1933, as amended (the "Securities Act").

      We have examined the Merger Agreement and the Registration Statement, as amended. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company, the records of corporate proceedings with respect to the offering of the Shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions expressed herein.

      We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us, the conformity to original documents of all records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments we have examined.

      Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares proposed to be issued by the Company have been duly and validly authorized for issuance and, when issued in accordance with the terms, and subject to the conditions, of the Merger Agreement, will be duly and validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus/Proxy Statement included as part of the Registration Statement.


                                       Very truly yours,

                                       /s/ PORTER & HEDGES, L.L.P.


                                       Porter & Hedges, L.L.P.